UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             POP STARZ RECORDS, INC.
                             -----------------------
                 (Name of small business issuer in its charter)


           FLORIDA                          3652                  76-0835007
           -------                          ----                  ----------
  State or jurisdiction of      Primary Standard Industrial     I.R.S. Employer
incorporation or organization   Classification Code Number    Identification No.


              1000 WEST AVE. PH 19, MIAMI, FL 33139; (305) 407-9052
              -----------------------------------------------------
          (Address and telephone number of principal executive offices)


                Approximate date of proposed sale to the public:
                ------------------------------------------------
 As soon as practicable after the effective date of this Registration Statement


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___


If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ___

                               CALCULATION OF REGISTRATION FEE
Title of each                            Proposed maximum    Proposed maximum     Amount of
Class of Securities     Amount to be      Offering Price    Aggregate Offering   registration
To be Registered        Registered         per unit (1)            Price             fee
-------------------   ----------------   ----------------   ------------------   ------------
Common Stock          4,905,200 shares        $0.01               $49,052           $30.70

__________

(1) As of the date of this registration statement, there is no established public market for the common stock being registered. See "Determination of Offering Price" on page 4 for the factors the Registrant considered in determining the offering price.
__________

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             POP STARZ RECORDS, INC.

                              1000 West Ave. PH 19

                              Miami, Florida 33139

                           (305) 407-9052 (telephone)

                           (305) 359-5116 (facsimile)

                             www.popstarzrecords.com


      4,905,200 shares of common stock (par value $0.01) at $0.01 per share


These shares are to be distributed by the Registrant's parent company, Pop Starz, Inc., as a dividend to its shareholders who are entitled to such dividend, on the basis of one (1) registered share for every ten (10) shares of Pop Starz, Inc. beneficially owned as of the record date, which is the close of business (local time) on Friday, June 29, 2007 (the "Record Date").


No national securities exchange or the Nasdaq Stock Market lists the securities offered.


           PLEASE SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3.
           ----------------------------------------------------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 The date of this prospectus is _______________.

                                Table of Contents

                                                                            Page
                                                                            ----

Summary Information & Risk Factors .........................................   3

Use of Proceeds ............................................................   4

Determination of Offering Price ............................................   4

Dilution ...................................................................   4

Selling Security Holders ...................................................   5

Plan of Distribution .......................................................   5

Legal Proceedings ..........................................................   5

Directors, Executive Officers, Promoters & Control Persons .................   5

Security Ownership of Certain Beneficial Owners & Management ...............   6

Description of Securities ..................................................   7

Interest of Named Experts & Counsel ........................................   8

Disclosure of Commission Position on Indemnification for Securities
  Act Liabilities ..........................................................   9

Organization Within Last Five Years ........................................   9

Description of Business ....................................................   9

Management's Discussion & Analysis or Plan of Operation ....................  11

Description of Property ....................................................  11

Certain Relationships & Related Transactions ...............................  12

Market for Common Equity &d Related Stockholder Matters ....................  12

Executive Compensation .....................................................  12

Changes In & Disagreements With Accountants on Accounting & Financial
  Disclosure ...............................................................  13

Financial Statements ....................................................... F-1

                      SUMMARY INFORMATION AND RISK FACTORS

Summary.
--------

         Pop Starz Records, Inc. (sometimes referred to as the "company" or the "Registrant") is a development stage company that is engaged in the business of developing, producing, licensing, acquiring, publishing, and distributing recorded music, primarily in the popular Hip Hop and Pop genres. In the future, the company intends to branch out into other popular music styles as opportunities are developed. While Hip Hop has many expressions, it is the express policy of our company to collaborate only with those artists whose work embraces the value of nonviolence and demonstrates respect for every person, including on the basis of race and gender.

         Our company has signed one new artist to date, Morgan Hayes, whose first CD is due for release in September 2007 with the first single song off the CD due for release in July 2007.

         The shares covered by this registration statement are to be distributed as a dividend to the shareholders of our company's parent, Pop Starz, Inc., on the basis of one (1) share of our company's common stock for every ten (10) shares beneficially owned in our parent company as of the Record Date. Fractional shares will be "rounded up" to the next whole share.

         The company has two employees, our President and Vice President, who work out of our executive offices at 1000 West Ave. PH 19, Miami, Florida 33139,
(305) 407-9052, www.popstarzrecords.com. The company also uses the services of two independent contractors.

         As our audited financial statements disclose, during our most recent fiscal year (ending December 31, 2006) we had no revenues from operations, a net operating loss of ($26,638), assets of $144,032 (including cash of $133,444), current liabilities of $19,750 and long-term liabilities of $90,032.

Risk Factors.
-------------

         The shares offered in this registration statement involve a high degree of risk. Accordingly, you should carefully consider the following risk factors, in addition to the other information contained in this registration statement:

1. Our lack of an operating history. We are a development stage company that was only incorporated on July 5, 2006. Thus, we have a limited operating history, primarily involving research, development and marketing activities. Our net loss for our first fiscal year was ($26,338). Our ability to achieve and maintain profitability and positive cash flow is dependent upon such factors as our ability to attract new artists, our artists' ability to write music that is popular with the public, and our ability to record and sell our artists' music. Based upon current plans, we expect to incur operating losses in future periods because we expect to incur expenses which will exceed revenues for an unknown period of time. We cannot guarantee that we will be successful in generating sufficient revenues to support operations in the future. Failure to generate revenues will likely cause us to go out of business and our shares would have no value.

2. Our lack of profits from operations. To date, we have generated no profits from operations. Because we are a relatively small company and have limited capital, we must limit our operations and the number of artists we can currently service. At the moment, we are working with one new artist, although we are in negotiations with a second artist. Since we can currently service a limited number of artists, if one is unsuccessful, the loss could have a significant negative impact on any revenues and cause us to operate at a loss. In addition, there can be no assurance that we will successful in entering into contracts with new artists. If we cannot operate profitably, we may have to suspend or cease operations.

3. Our financial position. We have limited capital. Under our standard contract with artists, we are responsible for ordinary recording and distribution costs of our artists' work. If we do not generate sufficient revenues, we may not be able to provide such services in the future. We estimate that we have sufficient funding for approximately the next twelve months, after which time we will need additional funds, either from revenues, through loans from our parent company or other debt sources, or through sales of our company's common stock. No assurances can be provided, however, that such additional funds will be available. Our ability to expand operations, or even to continue operating at all, is materially dependent on our ability to generate revenues from operations or to raise additional funds.

4. The nature of our business. Although industry analysts project that the music industry will continue to grow, no assurances can be provided that the company will be successful in marketing its products or that such services will receive broad-based, sustained market acceptance. In addition, our company's success is dependent upon, among other things, our ability to anticipate and satisfy the constant shift in the preferences of consumers. If we are unable to do so, this could result in a reduced demand for our products, which in turn could have a material adverse effect upon our operations.

5. The music industry is highly competitive. The industry in which our company operates is very competitive. See "Competition" on page 10 below. Many of the company's competitors have substantially greater financial capabilities and other resources than we do. While management believes that the increasing demand for its artists, services and products, coupled with the company's marketing efforts, will enable the company to successfully sell its products, no assurances can be provided that we will be successful or that established competitors with substantially greater financial and other resources will not view our emphasis on Hip Hop music as attractive and quickly commit more of their financial and marketing resources to this genre of music. In view of all of the foregoing, no assurances can be provided that the company will successfully compete.

6. The lack of a market for our common stock. There is currently no public trading market for our common stock nor is there any assurance that a trading market will ever develop. Therefore, there is no central place and there may not be a place in the future, such as a stock exchange or electronic trading system, where a buyer can resell our stock. If a buyer does want to resell shares, that person will have to locate another buyer and negotiate a private sale or the person may not be able to resell the shares, thereby rendering the shares illiquid.

7. Control of our company. Upon distribution of the shares covered by this registration statement, Michelle Tucker will have majority control of our company's stock and will have the ability on her own to elect and remove directors, change our capitalization, or take any other action permitted to shareholders under Florida law. If Mrs. Tucker makes incorrect decisions, this could have a material adverse impact on our business.

                                 USE OF PROCEEDS

         The shares included in this registration statement will be distributed as a dividend to the shareholders of the Registrant's parent, Pop Starz, Inc.

                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result the offering price of the shares of common stock offered hereby has been arbitrarily determined by us and set at ($0.01), and does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price.

                                    DILUTION

         The shares included in this registration statement are being offered at the same price as or lower than the price paid by officers, directors and affiliated persons since the Registrant's inception in July 2006. Accordingly, there is no dilution of the per-share value of the common stock offered hereby.

                            SELLING SECURITY HOLDERS

         The Registrant's parent company, Pop Starz, Inc., currently holds 6,000,000 shares of the Registrant's common stock, and is distributing to its shareholders as of the Record Date the shares included in this registration statement. After distribution, Pop Starz, Inc. will hold approximately 1,094,800 shares or 13.7% of the Registrant's common stock.

                              PLAN OF DISTRIBUTION

         The securities to be registered are to be distributed by the Registrant's parent company, Pop Starz, Inc., as a dividend to its shareholders as of the Record Date. The transfer agent will be Florida Atlantic Stock Transfer Company in Tamarac, Florida.

                                LEGAL PROCEEDINGS

         The Registrant is not a party to any pending legal proceeding.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers.
---------------------------------

         Jonathan D. Greene, Director and President
         ------------------------------------------

         Jonathan Greene, age 44, was elected as a Director and President effective May 1, 2007. His term of office as a director is for three years (subject to annual re-election by shareholders) or until his successor is elected and qualified. Mr. Greene has been a practicing attorney for approximately twelve years, primarily in entertainment industry matters. He was associated with the law firm of Stollman & Grubman in Boca Raton, Florida, from 1997 until 2003, at which time he opened his own practice, the Law Offices of Jonathan D. Greene, P.A., in Boca Raton, Florida. He is a graduate of the Nova Southeastern University Law Center and holds a license to practice law in the State of Florida. He does not hold a directorship in any reporting company.

         Francisco A. Del, Director and Vice President - Director of Music
         -----------------------------------------------------------------

         Francisco Del, age 36, who is professionally known as "Del," was elected as Vice-President - Director of Music on December 29, 2006, and a Director as of May 1, 2007. His term of office as a director is for three years (subject to annual re-election by shareholders) or until his successor is elected and qualified. An independent singer-songwriter-producer, Mr. Del was the free-lance producer on Jon Secada's 2005 recordings for Big 3 Records and also wrote songs for Big Band Radio during that year. In addition, he won a 2005 Telly Award for his performance of "Careless Whisper." During 2004 he wrote songs for Pitbull on TVT Records. In 2003, he formed a production company, B Smooth Productions, with Dennis Dellinger, and together they produced Del's debut CD, "Go All Night," on the newly formed label MBSC Records, distributed through LightYear Entertainment/WEA. Mr. Del previously worked as a producer for R&B artists in South Florida. He does not hold a directorship in any reporting company.

         Adam Wasserman, Chief Financial Officer and Chief Accounting Officer.
         ---------------------------------------------------------------------

         Adam Wasserman, age 42, is an independent contractor who serves as the company's chief financial officer and chief accounting officer. He is a Certified Public Accountant (New York) and during the past five years has maintained his own accounting practice, CFO Oncall, Inc., in Weston, Florida.

Other Significant Personnel.
----------------------------

         Michelle Tucker, age 48, is an independent contractor who has been serving as a Special Advisor to the Registrant's president since January 2007. For the past five years, Mrs. Tucker has been the Director and President of Pop Starz, Inc., the Registrant's parent company, and was the Registrant's founding President from July 2006 through December 2006.

Family relationships.
---------------------

         There are no family relationships among the Registrant's directors and executive officers.

Involvement in Certain Legal Proceedings.
-----------------------------------------

         During the past five years, no director, executive officer, promoter or control person of the Registrant has been involved in any bankruptcy proceeding; been convicted in or is subject to any criminal proceeding; is subject to any order, judgment or decree in any way limiting his or her involvement in any type of business, in securities or banking activities; or been found by a court of competent jurisdiction (in a civil action), the Securities & Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security ownership of certain beneficial owners.
------------------------------------------------

         As of May 9, 2007, the only persons who are the beneficial owner of more than five percent of any class of the Registrant's voting securities are as follows:

                  Name & Address of             Amount & Nature of
Title of Class    Beneficial Owner              Beneficial Owner      % of Class
---------------   ---------------------------   -------------------   ----------

Common Stock      Pop Starz, Inc. (1)           Owner of              75%
                  5030 Champion Rd. # 227       6,000,000 shares
                  Boca Raton, FL 33493

                  Michelle Tucker & affiliate   Owner of
                  5030 Champion RD. # 227       5,225,939 shares      (2)
                  Boca Raton, FL 33493          (2)

(1) The controlling shareholder of Pop Starz, Inc. is Michelle Tucker. As of May 9, 2007, Mrs. Tucker individually holds approximately 76% of Pop Starz., Inc.'s outstanding shares, and an affiliate, the Tucker Family Spendthrift Trust for which Mrs. Tucker is co-trustee (see "Certain Relationships and Related Transactions" below"), holds an additional 8%.

(2) Of these shares, Mrs. Tucker currently holds 1,830,000 shares, which represent 22.6% of the Registrant's outstanding shares; upon the effectiveness of this registration statement, 3,425,939 additional shares may be acquired by Mrs. Tucker and her affiliate within 60 days (at which point Mrs. Tucker and affiliate would control approximately 65.5% of the Registrant's outstanding shares). Any such shares distributed to Mrs. Tucker, however, would be "restricted" securities (see note (1) above and SEC Staff Legal Bulletin No. 4, Question 7).

Security ownership of management.
---------------------------------

         As of May 9, 2007, the following directors and executive officers owned the following shares:

                  Name & Address of             Amount & Nature of
Title of Class    Beneficial Owner              Beneficial Owner      % of Class
---------------   ---------------------------   -------------------   ----------

(I) Common        Jonathan Greene (1)           Owner of
    Stock -       1000 West. Ave. PH 19         310,000 shares (3)    3.9%
    Registrant    Miami, FL 33139

                  Francisco Del (2)             Owner of
                  1000 West. Ave. PH 19         25,000 shares (3)     0.3%
                  Miami, FL 33139

                  Adam Wasserman (4)            Owner of
                  1643 Royal Grove Way          18,434 shares (5)     0.2%
                  Weston, FL 33327

                  Directors & Officers
                  as a group                    353,434 shares        4.4%

(II) Common       Jonathan Greene (1)           Owner of
     Stock -      1000 West. Ave. PH 19         3,000,000 shares      7.4%
     Parent       Miami, FL 33139

                  Francisco Del (2)             Owner of
                  1000 West. Ave. PH 19         150,000 shares        0.37%
                  Miami, FL 33139

                  Adam Wasserman (4)            Owner of
                  1643 Royal Grove Way          184,334 shares        0.45%
                  Weston, FL 3327

                  Directors & Officers
                  as a group                    3,334,334 shares      8.2%
__________

(1) Mr. Greene is President and a director of the Registrant

(2) Mr. Del is Vice President - Director of Music and a director of the Registrant.

(3) Of these shares, none are currently held; these are shares the named person has the right to acquire within 60 days of the date hereof, including shares covered by this registration statement.

(4) Mr. Wasserman is CFO and CAO of the Registrant.

(5) All of these shares represent shares that Mr. Wasserman may acquire within 60 upon the effectiveness of this registration statement
__________

Changes in control. Following distribution of the registered shares as described in this registration statement, Michelle Tucker, the majority shareholder of Pop Starz, Inc. (the Registrant's current controlling shareholder) will become controlling shareholder of the Registrant. Other than this, the Registrant is not aware of any arrangement which may result in a change in control of the Registrant.

                            DESCRIPTION OF SECURITIES

         The shares of common stock included in this registration statement have a par value of $0.01, and do not include any preemption rights. The voting rights are one (1) vote for every one (1) share beneficially owned. Our company's by-laws provide that the board of directors, out of funds legally available, may declare a dividend on our capital stock as and when it deems appropriate. Upon any liquidation, dissolution or winding-up of the company, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock that may be created and is then outstanding, will be distributed pro-rata to the holders of our common stock. The holders of our common stock have no right to require us to redeem or purchase their shares.

         The company has authorized 100,000,000 shares of common stock, par value $0.01, of which 7,974,979 shares are currently issued and outstanding

         There are no provisions in the Registrant's articles of incorporation or by-laws that would delay, defer or prevent a change in control of the Registrant.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Counsel Kevin W. Dornan holds 55,200 shares of the Registrant's stock. He also holds 10,980 shares of the parent company's stock; accordingly, he would receive 1,098 shares of the Registrant covered by this registration following the effectiveness of the registration statement.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         The Registrant has made no express indemnification provision for directors, officers or controlling persons against liability under the Securities Act of 1933 (the "Securities Act"). The Registrant's director agreements do provide indemnification for all reasonable actions taken by a director in good faith to the fullest extent legally permitted, and exclude actions involving fraud or bad faith. In addition, Florida corporate law (Florida Statutes ss. 607.0831) shields directors from liability for monetary damages unless a director's breach of or failure to perform his duties as a director constitutes a violation of the criminal law (unless the director has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful) or involves a transaction from which the director derived an improper personal benefit either directly or indirectly. The Registrant does not indemnify its officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to any provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         See "Certain Relationship and Related Transactions" below, incorporated herein by reference pursuant to Rule 12b-23.

         Corporate Governance. Because its two current directors also serve as the executive officers of the company, the Registrant does not consider them "independent."

                             DESCRIPTION OF BUSINESS

Business Development. The company was incorporated on July 5, 2006, under the laws of the State of Florida, as a then-wholly owned subsidiary of Pop Starz, Inc., also a Florida corporation. The company has not been involved in any bankruptcy, receivership or similar proceeding.


         On December 21, 2006, the company acquired all the assets of eMotion Music, LLC, a Florida limited liability company ("eMotion"), including all of eMotion's right, title, and interest in (i) a digital distribution agreement with the Independent Online Distribution Alliance (IODA), and (ii) all of those rights and assets, tangible or intangible, exclusively used in the performance of day to day business operations as owned or held by eMotion, such as manuals, databases, client lists, and contracts in progress.


         The company is a development stage company. Our activities during the development stage have included the acquisition of equity-based financing and debt financing, developing intellectual properties, and research and development activities to improve current technological concepts. As the company is devoting significant efforts to research and development, there have been no revenues generated from sales, license fees or royalties. The company's exclusive source of funding to date has been its parent company, Pop Starz, Inc, either through sales of our common stock or from loans, as described elsewhere in this registration statement (see "Certain Relationships and Related Transactions" below).

Our Company's Business.
-----------------------

         Pop Starz Records is engaged in the business of developing, producing, licensing, acquiring, publishing, and distributing recorded music, primarily in the popular Hip Hop and Pop genres. In the future, the company intends to branch out into other popular music styles as opportunities are developed.


         For more than 30 years in the United States, Hip Hop has given voice to the hopes and struggles of a new generation. While Hip Hop has many expressions, it is the policy of our company to collaborate only with those artists whose work embraces the value of nonviolence and demonstrates respect for every person, including on the basis of race and gender.

Product distribution methods. The recorded music industry produces album and single sound recordings and music videos that are distributed in traditional physical formats and sold in record stores, including compact discs (CDs) and cassette tapes. It also includes licensed digital distribution services that provide electronic files for use on such technology as computers, iPod devices, MP3 players, and mobile phones. According to the Recording Industry Association of America, the overall size of the U.S. recording industry in 2006 was approximately $11.5 billion. Hip Hop/Rap accounted for 11.4% of the U.S. market, R&B/Urban 11.0%, and Pop 7.1%. Hip Hop music often has appeal to all three segments of the industry.

         In general, our company signs an artist to a contract under which the company owns the master recordings (including the copyright) and the artist is entitled to royalties on net sales. The company expects to market the music in both digital and physical formats, create ad campaigns, create merchandise to sell, and provide management and tour support for live performances by our artists.

         Pop Starz Records will distribute its artist recordings first digitally through its own website e-commerce capabilities (www.popstarzrecords.com), and has an agreement for digital distribution with Independent Online Digital Alliance (IODA), one of the largest digital distributors in the industry. The company also expects to enter into a physical distribution arrangement with one of the major companies. Under our distribution agreement with IODA, for a typical download of a single song, the consumer pays $0.99, of which IODA retains 10.5% ($0.10) and our company receives 50.3% ($0.50); for an album, the consumer pays $9.99, of which the IODA retains $10.5% ($1.05) and our company receives 50.3% ($5.02).

         Our signed artists will be featured in blogs, bulleting boards, social networking (myspace.com and digg.com), online photo-and video-sharing (youtube.com), online TV programming, online radio programming, collaborative playlist sharing, and the growing participation-fuelled "personal media" services sites. Additionally, traditional online marketing methods such as Opt-In e-mail lists, paid ad placement, and purchasing "key" words on popular search engines and cell phone carriers will be used.

Our first new artist, Morgan Hayes. Pop Starz Records has initiated its strategy to attract and develop new artists with the signing of 16-year-old singing talent Morgan Hayes of Boca Raton, Florida, to an exclusive recording contract with our company. Miss Hayes is currently in the process of recording her first CD, an "EP" consisting of 5 songs, due for release in September 2007, with the first single song off the CD due for release in July 2007. (EP ["extended play"] is the name typically given to vinyl records or CDs which contain more than one single but are too short to qualify as albums. Usually, an album has eight or more tracks (anywhere between 25-80 minutes), a single has one to three (up to 10 minutes), and an EP four to seven (or around 10-25 minutes). Seasoned beyond her years by many competitions and performances, Miss Hayes was the 2005 winner of Disney Radio's national competition "Sing Like A Star." She is considered a sparkling stage performer with a powerful, soulful voice. Additional information about Miss Hayes can be found at our website, www.popstarzrecords.com.

         Our exclusive recording contract with Miss Hayes is for an initial term, beginning December 29, 2006, of not less than 10 months and no more than 18 months (the length of the term depending on the status of work in progress) (the "Term"). We then have five options to renew the Term for up to a total of five additional periods. Under the agreement, Ms. Hayes is entitled to receive an advance of $8,000 for her first album, to be applied against royalties for sales of her music. The royalty varies depending on many factors, such as whether the recording is a single, EP or album; the country in which the product is sold; the nature of the product (CD, video, etc.), and the price of the product (top-line or discount). Pop Starz Records also serves as her sole career advisor during the Term of the agreement, including any renewals thereof.

         The first two songs for her debut CD were produced for our company by Celebrity Status Entertainment of Woodland Hills, California. The agreement with this producer provided for compensation of $12,000 plus travel expenses to record here in Florida. In addition, the producer receives a 6% royalty on sales of Morgan's CD. Two additional songs for her CD were produced by Eric Sanicola of Woodside, New York. The agreement with this producer provided for compensation of $12,000 (which includes studio and engineering costs) plus travel expenses to record here in Florida. In addition, the producer receives a 6% royalty on sales of Morgan's CD. We anticipate entering into similar arrangements for the production of additional songs for the CD. Our plan is to record 7 songs, choose 5 for the EP to be released in September, and save the other 2 songs for her next EP or album.

         Our company is currently in negotiations with a second recording artist.

Competition. The music industry is highly competitive and comprised of approximately four "major" companies that dominate the U.S. music industry with about 80% of the market (along with their subsidiary labels): Warner Music Group; Sony Music Group (SMG)/Bertelsmann Music Group (BMG); EMI; and Universal Music Group. In addition, there are approximately 2,500 smaller, "independent" labels (including our company) that account to the remaining 20% of the market. Thus, Pop Starz Records is a very small participant in the business. Our principal competitors are other "independent" labels that are larger than and have greater financial resources, professional relationships and distribution capabilities than our company currently has. We intend to compete for artists by promoting our company to a distinct niche audience of younger people with an interest in the unique style of Hip Hop music and related genres, and by attempting to be diligent and personal in supporting the artists with whom we work. We have a number of contacts and relationships in the industry through our parent company, Pop Starz, Inc., which has been operating Hip Hop dance training centers since 2001. In addition, our company's President and Vice President have many years of experience in the entertainment industry.

Intellectual Property. Our operations will be dependent upon the intellectual property rights to our records. International copyright laws including those in the United States and Florida protect any master recordings we produce. As of the date hereof, we have not filed for any copyright or trademark protection although we expect to do so as our operations develop.

Government approval. The company does not presently require any special government approvals for its products.

Effect of existing or probable governmental regulations on the business. We are not subject to any special regulations, and do not foresee any material effects of federal, state, or local regulations on any aspect of our operations. Any future changes in laws or regulations, however, might adversely affect our operations.

Research and development. Although the company has not spent specific, identifiable amounts on research and development in its first fiscal year, we estimate that at least 25% of our time is spent trying to stay current with, and to anticipate new trends in, the music industry.

Costs and effects of compliance with environmental laws. We are not subject to any special environmental laws, and do not foresee any material costs or effects of compliance with federal, state, or local environmental laws on any aspect of our operations. Any future changes in laws or regulations, however, might adversely affect our operations.

Employees. The company has two employees, its President and Vice President, who both work full-time (40 hours per week) in our executive offices. The company also enjoys the services of two independent contractors (who are not required to work any set number of hours per week).

Reports to security holders. The company is not currently required to deliver an annual report to its security holders, and does not plan to voluntarily do so. The company expects to communicate with its shareholders periodically as the company develops, and will make its future audited financial statements available to any shareholder upon request.

         The company is not currently required to file reports with the Securities and Exchange Commission ("SEC"). At such later time as the company has sufficient operations and revenues, however, it may seek to become a fully reporting company and to have its shares publicly traded.

         The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Because the company is also filing this registration statement electronically, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our company's own Internet address is www.popstarzrecords.com.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation. Over the next twelve months, our company plans to complete its work on and begin to market Morgan Hayes' first CD. In addition, we hope to begin recording with a second new artist during this period, and we hope others as well. We will promote our artists as discussed above under "Product distribution methods." We will also continue our research and development efforts to stay abreast of, and anticipate new trends in, the recorded music industry.

         We estimate that we have sufficient funding for approximately twelve months, after which time we will need to raise additional funds, either through loans from our parent company or other debt source, or its affiliates, or through sales of our company's common stock. No assurances can be provided, however, that such additional funding will be available. We do not expect to purchase or sell any plant or significant equipment.

         As our operations grow, we will probably need one or two additional employees in the next year. Much of what our company does, such as the recording, production and distribution of our artists' music, is accomplished through third-party arrangements in an effort to keep overhead low.

Off-balance sheet arrangements.  Our company has no such arrangements.

                             DESCRIPTION OF PROPERTY

Location of principal offices.
------------------------------

         The Registrant does not own any real property. Its executive offices are located at 1000 West Ave. PH 19, Miami, Florida 33139, pursuant to a lease agreement. The landlord is the Tucker Family Spendthrift Trust ("TFST"), a related party (see "Certain Relationships and Related Transactions" immediately below), and the premises are comprised of approximately 543 square feet of office space. The lease runs month-to-month from January 1, 2007 through December 31, 2008, and may be extended for one additional year. The rent is $3,000 per month ($3,500 per month if extended during 2009) and includes all furnishings and equipment, utilities, taxes, and insurance (fire and liability). The lease is assignable to any entity under the Registrant's common control.

Investment Policies.
--------------------

         The Registrant has no such policies as defined in Item 102(b) of Regulation S-B.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions.
-------------

         On October 31, 2006, the Registrant sold 6,000,000 shares of its common stock at $0.01 per share to its parent company, Pop Starz, Inc. On that same date, the Registrant borrowed $15,000 from Pop Starz, Inc. for two years at 10% interest per year.

         On December 29, 2006, the Registrant borrowed an additional $75,032 from its parent company for two years at 10% interest per year.

         The Registrant currently leases its offices for $3,000 per month from the TFST, one of whose co-trustees and beneficiaries is Michelle Tucker, who serves as an independent contractor to the Registrant and is president, director and controlling shareholder of the Registrant's parent company. The TFST is a Florida trust for whom Michelle Tucker and Leonard Tucker serve as co-trustees with investment authority on behalf of the trust's four beneficiaries: Michelle Tucker, Leonard Tucker, and their two daughters, Shayna and Montana (a minor).

Parents.
--------

         The Registrant's parent company is Pop Starz, Inc., whose controlling shareholder is Michelle Tucker (see "Security ownership of certain beneficial owners" above). Accordingly, both Pop Starz, Inc. and Mrs. Tucker should be considered "parents" of the Registrant.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         There is currently no public trading market for the Registrant's common stock. While the company hopes to become a fully reporting company when its operations and revenues are sufficient, and to apply to trade its shares on the NASD over-the-counter bulletin board (commonly known as the OTCBB), the company can provide no assurance that those efforts will be successful.

         The Registrant currently has 8 shareholders of its common stock. Upon distribution of the shares included in this registration statement, there will be approximately 78 holders of the Registrant's common stock.

         The Registrant has not declared any cash dividends on its common stock since the company's inception in July 2006, and does not anticipate doing so in the foreseeable future.

         The Registrant does not have any equity compensation plan, and so there are no such shares authorized for issuance.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table
                           --------------------------

Name & Principal Position    Fiscal Year    Salary      Stock Awards      Total
-------------------------    -----------    ------      ------------      -----
Michelle Tucker
President (1)                    2006       $18,000       $300 (2)       $18,300
__________

(1) Mrs. Tucker was employed at the company's President from its inception in July 2006 through the end of December 2006, pursuant to the terms of an employment agreement. The agreement was "at will" and provided for immediate termination "for cause" and termination upon two weeks' notice if without cause. The agreement contained confidentiality and non-compete clauses, and provided for a monthly salary of $3,000, payable in cash or in stock (in whole or in part) at the employee's election and if in stock, subject to company approval and at a price determined by the company. Mrs. Tucker resigned at the end of December 2006.

(2) The stock award was for Mrs. Tucker's services as a director. See "Director Compensation" immediately below.
__________

         As a material subsequent event, the company currently employs Jonathan Greene as its President and Francisco Del as its Vice President, both pursuant to written employment agreements. The agreements are "at will" and provide for immediate termination "for cause" and termination upon two weeks' notice if without cause. The agreements also contain confidentiality and non-compete clauses.

         Mr. Greene is compensated with a current monthly salary of $5,000. That amount increases to $6,000 per month upon the distribution of the shares covered by this registration statement, and $7,000 per month at such time (if ever) that the company's stock is publicly traded (at which time he would also receive a $2,500 cash bonus). Mr. Greene also received a signing bonus of 3,000,000 shares of the common stock of our company's parent, Pop Starz, Inc., subject to forfeiture on a pro-rata basis if he does not remain as our company's President for three years.

         Mr. Del is compensated with a monthly salary of $3,000; he also received a signing bonus of 150,000 shares of the common stock of our company's parent, Pop Starz, Inc., subject to forfeiture on a pro-rata basis if he does not remain as our company's Vice President for one year. In addition, he is eligible for a stock bonus (calculated based on the last contemporaneous transaction) as follows: $10,000 of the company's common stock after one year; $15,000 of the company's common stock after two years; and $20,000 of the company's stock after three years. He is also entitled to compensation for any song he writes or produces at a rate of 50% of what the company would pay to an outside writer or producer.

         Mr. Greene and Mr. Del are also directors of the company and entitled to receive the compensation described under "Director Compensation" immediately below.

Outstanding Equity Awards at Fiscal Year End:  None
---------------------------------------------

Director Compensation
---------------------

         The only director who received compensation during the last completed fiscal year is as follows:

Name                Fees in Cash    Stock Awards    Other Compensation    Total
---------------     ------------    ------------    ------------------    -----
Michelle Tucker           0           $300 (*)               0            $300

* 30,000 shares of common stock (5,000 shares per month for 6 months) @ par value ($0.01). Mrs. Tucker resigned as a director effective when her successor was elected and qualified on January 8, 2007.

The company's standard director agreements have a term of three years (subject to annual re-election by the shareholders) or until the director's successor is elected and qualified. A director may resign at any time, and may also be removed for any reason by a majority vote of the company's shareholders. (Since Michelle Tucker effectively controls the majority of the company's voting shares, she alone currently has the ability to remove a director.) Directors are compensated as follows: for basic service as a director, 5,000 shares of common stock per month; for serving as a member of a board committee, 1,250 shares per month (if serving as a committee chair, the number of shares is 2,500); and for attending a board or committee meeting in person outside the company's offices (instead of telephonically), an additional 1,250 shares per meeting. Because of our company's size, we do not currently have any board committees. Our two current directors have the same compensation arrangement.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         There have been no changes in or disagreements with the Registrant's accountants on accounting and financial disclosure.

                              FINANCIAL STATEMENTS


                             POP STARZ RECORDS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


                                    CONTENTS


                                                                         Page(s)
                                                                         -------


Report of Independent Registered Public Accounting Firm......................F-2

Financial Statements:

  Balance Sheet - As of December 31, 2006 ...................................F-3

  Statement of Operations -
    For the period from July 5, 2006 (inception) to December 31, 2006 .......F-4

  Statement of Changes in Stockholders' Equity -
    For the period from July 5, 2006 (inception) to December 31, 2006 .......F-5

  Statement of Cash Flows -
    For the period from July 5, 2006 (inception) to December 31, 2006 .......F-6

  Notes to Financial Statements ..........................................F-7-12

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders' of:
  Pop Starz Records, Inc.

We have audited the accompanying balance sheet of Pop Starz Records, Inc. (a development stage company) as of December 31, 2006, and the related statements of operations, changes in stockholders' equity and cash flows for the period from July 5, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pop Starz Records, Inc. (a development stage company) as of December 31, 2006, and the results of its operations and its cash flows for the period from July 5, 2006 (inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.


Berman & Company, P.A.


Boca Raton, Florida
April 19, 2007

                             POP STARZ RECORDS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2006


                                     ASSETS

Current Assets:
  Cash ............................................................   $ 133,444
                                                                      ---------

Total Current Assets ..............................................     133,444

Intangible Asset ..................................................      10,588
                                                                      ---------

TOTAL ASSETS ......................................................   $ 144,032
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued salaries - related party ................................   $  18,000
  Accrued expenses ................................................       1,750
                                                                      ---------

TOTAL CURRENT LIABILITIES .........................................      19,750

LONG-TERM LIABILITIES:
  Notes payable - related party ...................................      90,032
                                                                      ---------

                                                                      ---------
TOTAL LIABILITIES .................................................     109,782
                                                                      ---------

Commitments and contingencies

STOCKHOLDERS' EQUITY:
  Common stock ($0.01 par value, 100,000,000 shares authorized,
    authorized, 6,088,779 shares issued and outstanding) ..........      60,888
  Deficit accumulated during development stage ....................     (26,638)
                                                                      ---------

TOTAL STOCKHOLDERS' EQUITY ........................................      34,250
                                                                      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ........................   $ 144,032
                                                                      =========

                 See accompanying notes to financial statements

                             POP STARZ RECORDS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM JULY 5, 2006 (INCEPTION) TO DECEMBER 31, 2006


REVENUES ....................................................       $         -
                                                                    -----------

OPERATING EXPENSES
  Compensation ..............................................            18,300
  Professional fees .........................................             4,718
  Other selling, general and administrative .................             3,620
                                                                    -----------

Total Operating Expenses ....................................            26,638
                                                                    -----------

NET LOSS ....................................................       $   (26,638)
                                                                    ===========

NET LOSS PER SHARE - BASIC AND DILUTED ......................       $     (0.00)
                                                                    ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
    DURING THE PERIOD - BASIC AND DILUTED ...................         6,021,359
                                                                    ===========

                 See accompanying notes to financial statements

                                  POP STARZ RECORDS, INC.
                               (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             FOR THE PERIOD FROM JULY 5, 2006 (INCEPTION) TO DECEMBER 31, 2006

                                                                 Deficit
                                         Common Stock,         Accumulated
                                        $.01 Par Value           During         Total
                                    ----------------------     Development   Stockholders'
                                      Shares        Amount        Stage         Equity
                                    ---------      -------     -----------   -------------
Common stock issued to
 Parent ($0.01 per share) ....      6,000,000       60,000             -         60,000

Common stock issued for
 acquisition ($0.01 per share)         58,779          588             -            588

Common stock issued for
 services ($0.01 per share) ..         30,000          300             -            300

Net loss for the period
 ended December 31, 2006 .....              -            -       (26,638)       (26,638)
                                    ---------      -------      --------       --------

Balance December 31, 2006 ....      6,088,779      $60,888      $(26,638)      $ 34,250
                                    =========      =======      ========       ========

                      See accompanying notes to financial statements

                                            F-5

                             POP STARZ RECORDS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM JULY 5, 2006 (INCEPTION) TO DECEMBER 31, 2006


CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ........................................................     $ (26,638)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Stock-based compensation ....................................           300

Changes in operating assets and liabilities:
  Accrued salaries - related party ..............................        18,000
  Accrued expenses ..............................................         1,750
                                                                      ---------
    Net Cash Used In Operating Activities .......................        (6,588)
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of intangible asset .................       (10,000)
                                                                      ---------
    Net Cash Used in Investing Activities .......................       (10,000)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable - related party ...................        90,032
  Proceeds from sale of common stock - related party ............        60,000
                                                                      ---------
    Net Cash Provided By Financing Activities ...................       150,032
                                                                      ---------

Net Increase in Cash ............................................       133,444
Cash - Beginning of Period ......................................             -
                                                                      ---------
Cash - End of Year ..............................................     $ 133,444
                                                                      =========

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
    Income Taxes ................................................     $       -
                                                                      =========
    Interest ....................................................     $       -
                                                                      =========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock issued in connection with acquisition of
   intangible asset .............................................     $     588
                                                                      =========

                 See accompanying notes to financial statements

                             POP STARZ RECORDS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Pop Starz Records, Inc. (the "Company") is a Florida corporation incorporated on July 5, 2006. The Company is engaged in the business of developing, producing, licensing, acquiring and distributing recorded music, primarily in the popular Hip Hop and Pop genres. In the future, the Company intends to branch into other popular music styles as opportunities are developed.

The Company is a majority-owned subsidiary of Popstarz, Inc.

DEVELOPMENT STAGE

The Company's financial statements are presented as statements of a development stage enterprise. Activities during the development stage primarily include acquisition of debt and equity-based financing, related party debt financing, acquisition of and creation of intellectual properties and certain research and development activities to improve current technological concepts. As the Company is devoting its efforts to research and development, there has been no revenue generated from sales, license fees or royalties.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. A significant estimate in 2006 included the valuation of stock in connection with the acquisition of an intangible asset.

CASH

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amount reported in the balance sheet for notes payable - related party approximates its fair market value based on the short-term maturity of these instruments.

                             POP STARZ RECORDS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

INTANGIBLES AND OTHER LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value. There were no impairment charges taken during the period from July 5, 2006 (inception) to December 31, 2006.

NET LOSS PER SHARE

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. At December 31, 2006, the Company did not have any dilutive securities.

STOCK-BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, stock warrants, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.

In March 2005, the SEC issued Staff Accounting Bulletin No. 107, or "SAB 107". SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS No. 123. The Company has elected to retroactively adopt the provisions of SFAS No. 123R. There was no stock based compensation recorded during the period from July 5, 2006 (inception) to December 31, 2006.

                             POP STARZ RECORDS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

REVENUE RECOGNITION

The Company will follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company will record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The Company will net sales discounts against related revenues. During the period from July 5, 2006 (inception) to December 31, 2006, the Company did not have any revenues or discounts against revenues.

INCOME TAXES

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments," which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value remeasurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. The Company does not expect the adoption of SFAS 155 to have a material impact on their financial position, results of operations or cash flows.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, ("FIN 48") "Accounting for uncertainty in income taxes - an interpretation of SFAS No. 109." This Interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in FASB No. 109, "Accounting for income taxes." FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding derecognition, classification and disclosure of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157 ("SFAS 157"), "Fair Value Measurements." SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to have a material impact on their financial position, results of operations or cash flows.

                             POP STARZ RECORDS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

In September 2006, the FASB issued SFAS No. 158 ("SFAS 158"), "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)." SFAS 158 requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not expect the adoption of SFAS 158 to have a material impact on their financial position, results of operations or cash flows.

In September 2006, the U.S. Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB No. 108"), which expresses the views of the SEC staff regarding the process of quantifying financial statement misstatements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance of this SAB is effective for annual financial statements covering the first fiscal year ending after November 15, 2006, which is December 31, 2006 for the Company. SAB No. 108 did not have an impact on the Company's financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 - ACQUISITION OF INTANGIBLE ASSET

On December 21, 2006, the Company entered into an Asset Purchase Agreement (the "Agreement") with eMotion Music, LLC, a Florida Limited Liability Company ("eMotion") whereby the Company acquired all of eMotion's assets. Upon the terms and subject to the conditions of the Agreement, the Company agreed to acquire from eMotion all right, title, and interest of eMotion in (i) a digital distribution agreement, (ii) current artist license agreement with artist professionally known as "Big Lou", and (iii) all of those rights and assets, tangible or intangible, exclusively used in the performance of day to day business operations, as owned or held by eMotion such as manuals, databases, client lists, and contracts in progress.

The aggregate purchase price for these assets was $10,588 of which $10,000 was paid in cash at closing and the issuance of 58,779 shares of the Company's common stock valued at $.01 per share or $588 based upon the recent cash-offering price. (See Notes 5 and 7)

NOTE 3 - COMMITMENTS

During 2006, the Company executed employment agreements with various officers and directors. These agreements provide for cash as well as stock based compensation. The stock based compensation is subject to certain vesting provisions and rates of forfeiture.

                             POP STARZ RECORDS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 4 - RELATED PARTY TRANSACTIONS

During 2006, the Company received working capital from Pop Starz, Inc., the Company's parent aggregating $150,032. Of the total, $60,000 was used to purchase 6,000,000 shares of common stock. (See Note 5). The remaining $90,032 was evidenced by two notes payable. One dated October 31, 2006 for 15,000 and the second dated December 29, 2006 for $75,032. Each note bears interest at 10% and is secured by all assets of the Company. These notes are due on October 29, 2008 and December 29, 2008, respectively.

These notes represent a 100% concentration of debt financing at December 31, 2006.

On July 5, 2006, the Company entered into a month-to-month employment agreement with its former President (and current President of Pop Starz, Inc.) for $3,000 per month and 5,000 shares per month. The agreement also provided for additional stock based compensation based upon certain service conditions. At December 31, 2006, the Company accrued $18,000 for unpaid salaries and recorded compensation expense of $300. (See Note 5)

NOTE 5 - STOCKHOLDERS' EQUITY

On July 5, 2006, the Company issued 6,000,000 shares of common stock to its parent for net proceeds of $60,000 or $0.01 per share. (See Notes 2 and 4)

On December 5, 2006, the Company issued 58,779 shares of common stock in connection with the acquisition of certain assets. (See Notes 2 and 7)

During 2006, the Company issued 30,000 shares of common stock to a director for director's fees at $.01 per share or $300 based upon the recent cash-offering price. (See Note 4)

NOTE 6 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $8,600 at December 31, 2006 expiring through the year 2026. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

                             POP STARZ RECORDS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

Significant deferred tax assets at December 31, 2006 are as follows:

         Gross deferred tax assets:
           Net operating loss carryforwards .............      $ 3,165
           Accrued salary ...............................        6,595
                                                               -------
             Total deferred tax assets ..................        9,760
         Less: valuation allowance ......................       (9,760)
                                                               -------
             Net deferred tax asset recorded ............      $     -
                                                               =======

The valuation allowance at July 5, 2006 (inception) was $0. The net change in valuation allowance during the year ended December 31, 2006 was an increase of $9,760. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2006.

The actual tax benefit differs from the expected tax benefit for the period ended December 31, 2006 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 4% for state income taxes, a blended rate of 36.64%) as follows:

         Expected tax expense (benefit) - Federal ........     $(8,695)
         Expected tax expense (benefit) - State ..........      (1,065)
         Change in valuation allowance ...................       9,760
                                                               -------
           Actual tax expense (benefit) ..................     $     -
                                                               =======

NOTE 7 - SUBSEQUENT EVENTS

During 2007, the Company executed employment agreements with various officers and directors. These agreements provide for cash as well as stock based compensation. The stock based compensation is subject to certain vesting provisions and rates of forfeiture.

On January 1, 2007, the Company's parent entered into an agreement with an affiliate of the Company's President to rent office space. Pursuant to the terms of this month-to-month agreement, the lease is assignable to any subsidiary or entity under common control. Pop Starz Records, Inc. uses this space and pays $3,000 per month.

In February 2007, the Company's former president resigned. Pursuant to the terms of the employment agreement, all unearned stock compensation would be cancelled and returned to the Company. Therefore, the Company cancelled and retired 999,245 shares of common stock. The remaining 58,779 shares were considered earned for past services. (See Notes 2 and 5)

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         See "Disclosure of Commission Position on Indemnification for Securities Act Liabilities" above, incorporated by reference pursuant to Rule 12b-23, concerning the indemnification of directors. The company does not indemnify its officers.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses of registration and distribution, to be borne solely by the Registrant, are:

                  Registration fees ...........     $    30.70
                  Electronic filing ...........     $ 1,000.00
                  Transfer agent fees .........     $ 2,500.00
                  Legal .......................     $ 5,000.00
                  Accounting ..................     $ 7,500.00
                                                    ----------
                                                    $16,030.70

                     RECENT SALES OF UNREGISTERED SECURITIES

Date              Number of Shares (1)      Name                   Consideration
----              --------------------      -----------------      -------------
01-08-07 (2)           6,000,000            Pop Starz, Inc.        $60,000

01-08-07 (3)              59,779            Marlene Cassidy        (3)

05-08-07               1,800,000            Michelle Tucker        (4)

05-08-07                  50,000            Kevin Dornan           (5)

05-08-07                  30,000            Michelle Tucker        (6)

05-08-07                  10,000            Marlene Cassidy        (7)

05-08-07                  20,000            Stanley Marseille      (8)

05-08-07                   5,200            Kevin Dornan           (9)
_________

(1) All shares are of common stock, the only class of securities authorized by the Registrant.

(2) These shares were issuable at 10-31-06 but were only issued after an increase in the Registrant's capitalization.

(3) These shares were issuable at 12-21-06 and were issued @ $0.01 in conjunction with the acquisition of the assets of eMotion Music , LLC.

(4) These shares were issued @ $0.01 and pursuant to the terms of her employment agreement for accrued salary due for services rendered as the Registrant's president during 2006.

(5) These shares were issued @ $0.01 for legal services rendered during 2006.

(6) These shares were issued pursuant to a directors agreement for services as a director from July through December 2006.

(7) These shares were issued pursuant to a directors agreement for services as a director in January and February 2007.

(8) These shares were issued pursuant to a directors agreement for services as a director from January through April 2007.

(9) These shares were issued at $0.10 for legal services provided from January through April 2007.

         All issuances were pursuant to Section 4(2) of the Securities Act. Each offering was limited and made to sophisticated investors. In each case, the subscriber was required to represent that the shares were purchased for investment purposes, and the certificates were legended to prevent transfer except in compliance with applicable laws. In addition, each subscriber was provided with access to the Registrant's officers, directors, books and records, in order to obtain any required information.

                                    EXHIBITS.

2.1      Asset purchase agreement with eMotion Music, LLC

3(i).1   Articles of Incorporation

3(i).2   Amended Articles of Incorporation

3(ii).1  By-laws

5.1      Opinion on legality

10.1     Employment agreement with Jonathan Green

10.2     Employment agreement with Francisco Del

10.3 Independent contractor agreement with Michelle Tucker 10.4 Lease agreement

10.5     Standard director agreement

10.6     Exclusive recording agreement with Morgan Hayes

23.1     Consent of auditors

                                  UNDERTAKINGS.

         Upon effectiveness of this registration statement, the Registrant will provide to its parent company certificates in such denominations and registered in such names as required to permit prompt distribution to the named shareholders.

         Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to any provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida, on May 11, 2007

Registrant: POP STARZ RECORDS, INC.


By: /s/ Jonathan Greene /s/
    -----------------------
    President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Jonathan D. Greene /s/
--------------------------
President and Director
May 11, 2007


/s/ Francisco A. Del /s/
------------------------
Vice President - Director of Music and
Director
May 11, 2007


/s/ Adam Wasserman /s/
----------------------
Chief Financial Officer and
Chief Accounting Officer
May 11, 2007